Exhibit 99.1

VILLAGE SUPER MARKET, INC.
EXECUTIVE OFFICES
733 Mountain Avenue
Springfield, New Jersey 07081

VILLAGE SUPER MARKET, INC.
DECLARES QUARTERLY DIVIDEND

Contact:	John Van Orden, CFO
(973) 467-2200, Ext. 218
John.VanOrden@wakefern.com

Springfield, New Jersey – March 13, 2015 - The Board of Directors of Village Super Market, Inc. (NSD-VLGEA) declared quarterly cash dividends of $0.25 per Class A common share and $0.1625 per Class B common share. The dividends will be payable on April 23, 2015 to shareholders of record at the close of business on April 2, 2015.

Village Super Market operates a chain of 29 supermarkets under the ShopRite name in New Jersey, Maryland and eastern Pennsylvania.